UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 623-0790
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04               Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 5, 2008, the Cornell Companies, Inc. (“Company”) sent a notice to its directors and executive officers pursuant to Rule 104 of Regulation BTR with respect to a covered blackout period under the Cornell Companies, Inc. 401(k) Retirement and Profit Sharing Plan (the “Plan”). The blackout period is expected to begin on December 12, 2008 and is expected to end on December 26, 2008.

A copy of the notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The blackout period is being implemented in connection with the change in the Plan investment options.  This transition will temporarily prevent participants in the Plan from engaging in transactions in Company common stock in their individual accounts under the Plan.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Notice of Trading Restriction Period to Directors and Executive Officers of Cornell Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: November 6, 2008

	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Trading Restriction Period to Directors and Executive Officers of Cornell Companies, Inc.